Exhibit (q)(2)

SSGA FUNDS

STATE STREET MASTER FUNDS

STATE STREET INSTITUTIONAL INVESTMENT TRUST

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

STATE STREET INSTITUTIONAL FUNDS

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC.

ELFUN GOVERNMENT MONEY MARKET FUND

ELFUN TAX-EXEMPT INCOME FUND

ELFUN INCOME FUND

ELFUN DIVERSIFIED FUND

ELFUN INTERNATIONAL EQUITY FUND

ELFUN TRUSTS

POWER OF ATTORNEY

Each of the undersigned Trustees of SSGA Funds, State Street Master Funds, State Street Institutional Investment Trust, State Street Navigator Securities Lending Trust, State Street Institutional Funds, State Street Variable Insurance Series Funds, Inc., Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun Diversified Fund, Elfun International Equity Fund and Elfun Trusts (each, a “Trust” and collectively, the “Trusts”), as applicable, hereby constitutes and appoints Chad Hallett, Ann Carpenter, Bruce Rosenberg, Arthur Jensen, Joshua Weinberg, Esq., Andrew DeLorme, Esq., Jesse Hallee, Esq., Khimmara Greer, Esq., and Bernard Brick, Esq., and each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by any of the applicable Trusts or their affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable any of the applicable Trusts or their affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky law and/or corporate/trust laws of any state or other jurisdiction, the Commodity Futures Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure each of the applicable Trusts has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to any of the applicable Trusts concerning the filings and actions described herein. This Power of Attorney shall become invalid with respect to any Trustee of a Trust upon such Trustee’s retirement, resignation or removal as a Trustee of such Trust.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 13th day of December 2018.

SIGNATURE	TITLE

/s/ John R. Costantino	Trustee
John R. Costantino

/s/ Michael Holland	Trustee
Michael Holland

/s/ Michael A. Jessee	Trustee
Michael A. Jessee

/s/ Ellen M. Needham	Trustee
Ellen M. Needham

/s/ William L. Marshall	Trustee
William L. Marshall

/s/ Donna M. Rapaccioli	Trustee
Donna M. Rapaccioli

/s/ Patrick J. Riley	Trustee
Patrick J. Riley

/s/ James E. Ross	Trustee
James E. Ross

/s/ Richard D. Shirk	Trustee
Richard D. Shirk

/s/ Rina K. Spence	Trustee
Rina K. Spence

/s/ Douglas T. William	Trustee
Douglas T. Williams